EXHIBIT 99.1

ORIC Pharmaceuticals Reports First Quarter 2021 Financial Results and Operational Update

Lead program ORIC-101 on track for two initial Phase 1b data readouts in 2021

Three IND/CTA filings for ORIC-533, -944, and -114 expected in 2021

SOUTH SAN FRANCISCO and SAN DIEGO, CA – May 6, 2021 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter ended March 31, 2021.

“We continue to make steady progress in advancing our robust pipeline of novel oncology candidates,” said Jacob Chacko, M.D., president and chief executive officer. “As planned, we will present preliminary safety, pharmacokinetic, and translational data, as well as early efficacy data from our ongoing Phase 1 trial of ORIC-101 in combination with nab-paclitaxel in solid tumors at the upcoming ASCO Annual Meeting.  In addition, we expect to achieve multiple other milestones throughout the remainder of 2021, including reporting preliminary data from our second trial for ORIC-101 in combination with enzalutamide in prostate cancer, and IND/CTA filings for ORIC-533, our oral small molecule CD73 inhibitor, ORIC-944, our allosteric PRC2 inhibitor, and ORIC-114, our brain penetrant EGFR/HER2 exon 20 inhibitor.”

First Quarter 2021 and Other Recent Highlights

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Acceptance of Two Abstracts at ASCO: Two abstracts highlighting preliminary results from the Phase 1b study of ORIC-101 in combination with nab-paclitaxel have been accepted for poster presentations during the 2021 American Society of Clinical Oncology (ASCO) Annual Meeting, to be held June 4 - 8, 2021. The ASCO presentations will highlight interim safety, pharmacokinetic, efficacy, and translational data from the ongoing Phase 1b study of ORIC-101 in combination with nab-paclitaxel.

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Preclinical Data Presented at AACR: In April 2021, ORIC presented posters on four programs at the 2021 American Association for Cancer Research (AACR) virtual annual meeting. Key findings of the presentations included:

ORIC-101: Glucocorticoid Receptor (GR) Antagonist

•	GR upregulation and activation, an established preclinical resistance mechanism for antiandrogens, may drive resistance when antiandrogens are combined with AKT inhibitors.

•	ORIC-101 was able to overcome this resistance and restore antitumor activity in preclinical prostate cancer cell lines.

ORIC-533: Oral Small Molecule CD73 Inhibitor

•	Nanomolar concentrations of ORIC-533 efficiently rescued cytotoxic T-cell function in the presence of high AMP concentrations, reflective of AMP levels observed in tumors.
•	Inhibitors of adenosine receptors were only able to rescue CD8+ T-cell function in the context of low AMP, and were ineffective in moderate or high AMP levels.
•	ORIC-533 has potential best-in-class properties in inhibiting adenosine production and reversing immunosuppression in tumors.

ORIC-944: Allosteric PRC2 Inhibitor

•	ORIC-944 has potential best-in-class drug properties compared to first generation PRC2 inhibitors, including a clean CYP profile.
•	ORIC-944 demonstrated superior activity compared to an EZH2 inhibitor in an in vivo DLBCL model.
•	ORIC-944 demonstrated strong tumor growth inhibition as a single agent with once daily oral dosing in both enzalutamide-responsive and enzalutamide-resistant in vivo prostate cancer models.

ORIC-114: Brain Penetrant EGFR/HER2 exon 20 Inhibitor

•	ORIC-114 is highly selective for the EGFR family of receptors with superior kinome selectivity compared to other exon 20 inhibitors.
•	ORIC-114 demonstrated low nanomolar potency across exon 20 insertion variants in biochemical and cell-based assays.
•	Significant tumor regression was observed in multiple EGFR exon 20 patient-derived xenograft models using once daily oral administration of ORIC-114.
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ORIC-114 displayed superior brain exposure relative to other compounds targeting exon 20 insertion mutations, and greater activity compared to other EGFR inhibitors in an intracranial NSCLC EGFR mutant xenograft model.

Anticipated Milestones

•	ORIC anticipates the following milestones in 2021:
•	ORIC-101: Report interim safety, efficacy, and translational data from ongoing combination trial with nab-paclitaxel at ASCO
•	ORIC-101: Report interim safety, efficacy, and translational data from ongoing combination trial with enzalutamide in the second half of 2021
•	ORIC-533: File an IND in the second quarter of 2021
•	ORIC-944: File an IND in the second half of 2021
•	ORIC-114: File a CTA in the second half of 2021
•	Present additional preclinical data at scientific conferences in 2021

First Quarter 2021 Financial Results

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Cash, Cash Equivalents and Short-term Investments: Cash, cash equivalents, and short-term investments totaled $278.1 million as of March 31, 2021. The company expects its current cash, cash equivalents, and short-term investments will be sufficient to fund its current operating plan into the second half of 2023.

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R&D Expenses: Research and development expenses were $11.7 million for the three months ended March 31, 2021, compared to $7.3 million for the three months ended March 31, 2020, an increase of $4.4 million. The increase was primarily driven by an increase in external expenses related to the advancement of ORIC-101 and our other product candidates of $3.6 million, as well as higher personnel costs, including additional non-cash stock-based compensation of $0.8 million for the three months ended March 31, 2021, as compared to the same period in 2020.

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G&A Expenses: General and administrative expenses were $4.9 million for the three months ended March 31, 2021, compared to $1.9 million for the three months ended March 31, 2020, an increase of $3.0 million. The increase was primarily due to higher personnel costs, including additional non-cash stock-based compensation of $1.4 million for the three months ended March 31, 2021, as compared to the same period in 2020, and higher professional services and related costs to operate as a public company.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s lead product candidate, ORIC-101, is a potent and selective small molecule antagonist of the glucocorticoid receptor, which has been linked to resistance to multiple classes of cancer therapeutics across a variety of solid tumors.  ORIC-101 is currently in two separate Phase 1b trials in combination with (1) Abraxane (nab-paclitaxel) in advanced or metastatic solid tumors and (2) Xtandi (enzalutamide) in metastatic prostate cancer. ORIC’s other product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, (2) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (3) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers. Beyond these four product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding ORIC’s development plans and timelines; the potential advantages of ORIC’s product candidates and programs; plans underlying ORIC-101 clinical trials and development; the expected timing of reporting interim data from the ORIC-101 clinical trials; plans underlying ORIC-533, ORIC-944, ORIC-114 or any other programs; the planned IND filings for ORIC-533 and ORIC-944 and CTA filing for ORIC-114; ORIC’s anticipated 2021 milestones; the period over which ORIC estimates its existing cash, cash equivalents and short-term investments will be sufficient to fund its current operating plan; and statements by the company’s president and chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-101, ORIC-533, ORIC-944, ORIC-114 or any other product candidates to differ from preclinical, interim, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license agreements; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2021, and ORIC’s future reports to be filed with the SEC.  These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$ 278,141	$ 293,600
Prepaid expenses and other current assets	1,960	3,097
Total current assets	280,101	296,697

Property and equipment, net	1,969	1,981
Other assets	1,890	319
Total assets	$ 283,960	$ 298,997

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$ 606	$ 757
Accrued liabilities	7,070	8,245
Total current liabilities	7,676	9,002

Other long-term liabilities	209	219
Total liabilities	7,885	9,221

Total stockholders' equity	276,075	289,776
Total liabilities and stockholders' equity	$ 283,960	$ 298,997

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Operating expenses:
Research and development	$11,697	$7,254
General and administrative	4,856	1,925
Total operating expenses	16,553	9,179
Loss from operations	(16,553)	(9,179)

Other income:
Interest income, net	44	241
Other income	—	66
Total other income	44	307
Net loss	$(16,509)	$(8,872)
Other comprehensive loss:
Unrealized gain on available-for-sale securities	48	—
Comprehensive loss	$(16,461)	$(8,872)
Net loss per share, basic and diluted	$(0.45)	$(4.46)
Weighted-average shares outstanding, basic and diluted	36,679,684	1,988,861